UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

ONCONOVA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)
NOT APPLICABLE

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Onconova Therapeutics, Inc.
12 Penns Trail
Newtown, PA 18940 USA
June 6, 2023
Dear Stockholder,
We cordially invite you to attend our 2023 Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Daylight Time on Friday, July 21, 2023. The 2023 Annual Meeting of Stockholders will be held virtually via the Internet exclusively at www.virtualshareholdermeeting.com/ONTX2023 (the “Annual Meeting”). There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at www.virtualshareholdermeeting.com/ONTX2023 and your proxy card. This means that you can attend the annual meeting online, vote your shares electronically and submit questions during the online meeting by visiting the above-mentioned website. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world. The attached Notice of Annual Meeting and Proxy Statement describes the business we will conduct at the meeting and provides information about Onconova Therapeutics, Inc. that you should consider when you vote your shares.
Your vote is very important, regardless of the number of shares you hold. Whether or not you plan to attend the meeting (via the virtual meeting), please carefully review the enclosed Proxy Statement and then cast your vote.
We hope that you will join us virtually on July 21, 2023.
Sincerely,
/s/ Steven M. Fruchtman, M.D.

Steven M. Fruchtman, M.D.
President and Chief Executive Officer

Onconova Therapeutics, Inc.
12 Penns Trail
Newtown, PA 18940
Notice of 2023 Annual Meeting of Stockholders
NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting (the “Annual Meeting”) of Stockholders of Onconova Therapeutics, Inc., a Delaware corporation (the “Company”), will be held on:
Date:	July 21, 2023
Time:	9:00 a.m. Eastern Daylight Time
Purposes:	www.virtualshareholdermeeting.com/ONTX2023
1. To elect eight directors, each to hold office until the 2024 Annual Meeting of Stockholders and until his or her successor is elected and qualified;
2. To approve, on an advisory basis, the compensation of our named executive officers;
3. To consider and vote upon the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Record Date:	The Board of Directors has fixed the close of business on May 23, 2023 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
The Company has enclosed a copy of the proxy statement, the proxy card and the Company’s annual report to stockholders for the year ended December 31, 2022 (the “Annual Report”). The proxy statement, the proxy card and the Annual Report are also available on the Company’s website at www.onconova.com.
Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote as soon as possible by submitting your proxy. You may vote your proxy three different ways: by mail, via the internet, or by telephone. You may also be entitled to vote in person (via the virtual meeting) at the meeting. Please refer to detailed instructions included in the accompanying proxy statement.
FOR THE BOARD OF DIRECTORS
/s/ Steven M. Fruchtman, M.D.

Steven M. Fruchtman, M.D.
President and Chief Executive Officer
Newtown, PA
June 6, 2023

i

Onconova Therapeutics, Inc.
12 Penns Trail
Newtown, PA 18940 PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 21, 2023
GENERAL INFORMATION
This Proxy Statement is furnished to stockholders of Onconova Therapeutics, Inc., a Delaware corporation (“we,” “us,” or the “Company”), in connection with the solicitation by our Board of Directors of proxies for use at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting is scheduled to be held at 9:00 a.m. Eastern Daylight Time on Friday, July 21, 2023, at a virtual location. We anticipate that this Proxy Statement and the enclosed form of proxy will be mailed to stockholders on or about June 6, 2023.
At the Annual Meeting, stockholders will be asked to consider and vote upon: (1) the election of eight directors, each to hold office until the 2024 Annual Meeting of Stockholders and until his or her successor is elected and qualified; (2) a proposal to approve, on an advisory basis, of the compensation of our named executive officers; (3) the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and (4) such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Voting Rights and Votes Required
The close of business on May 23, 2023 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. As of the close of business on such date, we had outstanding and entitled to vote 20,969,560 shares of our common stock, par value $0.01 per share. You may vote your shares of common stock in person (all references to “present” or “in person” in this proxy statement relate to the virtual presence at the Annual Meeting) or by proxy. You may submit your proxy by telephone, via the Internet or by completing the enclosed proxy card and mailing it in the envelope provided. Stockholders who hold shares in “street name” should refer to their proxy card or the information forwarded by their bank, broker or other nominee for instructions on the voting options available to them. To vote in person at the virtual meeting, you may attend the Annual Meeting and deliver your completed proxy card electronically or vote your shares electronically during the virtual meeting.
The presence at the Annual Meeting, whether in person or by valid proxy, of a majority of the shares of our common stock entitled to vote will constitute a quorum, permitting us to conduct our business at the Annual Meeting. The record holder of each share of common stock entitled to vote at the Annual Meeting will have one vote for each share so held. Abstentions and broker non-votes will count for quorum purposes.
If a broker that is a record holder of common stock does not return a signed proxy, the shares of common stock represented by such proxy will not be considered present at the Annual Meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of common stock does return a signed proxy but is not authorized to vote on one or more matters (with respect to each such matter, a “broker non-vote”), the shares of common stock represented by such proxy will be considered present at the Annual Meeting for purposes of determining the presence of a quorum. A broker that is a member of the New York Stock Exchange is prohibited, unless the stockholder provides the broker with written instructions, from giving a proxy on non-routine matters. Consequently, your brokerage firm or other nominee will have discretionary authority to vote your shares with respect to routine matters but may not vote your shares with respect to non-routine matters.
Election of Directors
Election of directors is a non-routine matter and brokers do not have discretionary authority to vote on this matter. If you hold shares in a brokerage account and wish to vote those shares on this proposal, then you should instruct on how to vote the shares using the voting instructions provided.
Directors are elected by a plurality of the votes cast when a quorum is present. Stockholders may not cumulate their votes. The eight candidates receiving the highest number of votes will be elected. Because directors are elected by a plurality of the votes, votes withheld from a director nominee and broker non- votes will have no effect on the outcome of the vote.
Advisory Vote on Executive Compensation
The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast at the Annual Meeting. With respect to this proposal, stockholders may (i) vote “For” the proposal, (ii) vote “Against” the proposal, or (iii) abstain from voting. Abstentions are not considered to be votes cast and will have no effect on the outcome of the vote. If you are a stockholder of record and you return your signed and dated proxy card without providing specific voting instructions on the advisory vote on executive compensation proposal, or do not specify your vote on the on the advisory vote on executive compensation proposal when voting using the telephone or internet, your shares will be voted “For” the approval, on an advisory basis, of the compensation of our named executive officers proposal in accordance with the recommendations of the Board of Directors. If you are a stockholder of record and you fail to return your proxy card, or to vote at all using the telephone or internet, it will have no effect.
The advisory vote on executive compensation is a non-routine matter and brokers do not have discretionary authority to vote on this matter. If you hold shares in a brokerage account and wish to vote those shares on this proposal, then you should instruct on how to vote the shares using the voting instructions provided. Broker non-votes will have no effect on the outcome of the proposal.
Ratification of Independent Public Accounting Firm
The affirmative vote of a majority of the votes cast is required to approve the proposal to ratify the selection of our independent registered public accounting firm. Abstentions are not considered to be votes cast and will have no effect on the outcome of the vote. If you are a stockholder of record and you return your signed and dated proxy card without providing specific voting instructions on this proposal, or do not specify your vote on this proposal when voting using the telephone or internet, your shares will be voted “For” the ratification of the selection of our independent registered public accounting firm in accordance with the recommendations of the Board of Directors. If you are a stockholder of record and you fail to return your proxy card, or to vote at all using the telephone or internet, it will have no effect.
We believe that the proposal to ratify the selection of our independent registered public accounting firm is deemed to be a “routine” matter. Therefore, if you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on this proposal, your broker or nominee will have the discretion to vote your shares on this proposal.
Voting of Proxies
Most stockholders have three ways to submit a proxy: by telephone, via the Internet or by completing the enclosed proxy card and mailing it in the envelope provided. To submit a proxy by telephone or via the Internet, follow the instructions set forth on each proxy card you receive. To submit a proxy by mail, sign and date each proxy card you receive, mark the boxes indicating how you wish to vote and return the proxy card in the postage-paid envelope provided. Do not return the proxy card if you submit your proxy via the Internet or by telephone.
Our Board of Directors recommends a vote FOR the election of each director nominee, FOR the approval, on an advisory basis, of the compensation of our named executive officers, and FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
Revocation of Proxies
Any proxy given pursuant to this solicitation may be revoked by a stockholder at any time before it is exercised by providing written notice to our Secretary at Onconova Therapeutics, Inc., 12 Penns Trail,

Newtown, PA 18940, by delivery to us of a properly executed proxy bearing a later date, or by virtually attending the meeting and voting in person electronically at the Annual Meeting.
Solicitation of Proxies
We will bear the cost of this solicitation, including amounts paid to banks, brokers and other nominees to reimburse them for their expenses in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of our common stock. The solicitation will be by mail, with the materials being forwarded to stockholders of record and certain other beneficial owners of our common stock, and by our officers and other regular employees (at no additional compensation). We have engaged Alliance Advisors, LLC to serve as our proxy solicitor. We will pay Alliance Advisors a base fee of $20,000, plus reasonable out-of-pocket expenses, plus an additional fee based upon the number of contacts with stockholders made and work performed. Our officers and employees may also solicit proxies from stockholders by personal contact, by telephone, or by other means, if necessary, in order to assure sufficient representation at the Annual Meeting.
Broadridge Financial Solutions (“Broadridge”) has been retained to act as inspector of elections at the Annual Meeting. We expect to pay Broadridge approximately $10,000 for these services.
PROPOSAL ONE
ELECTION OF DIRECTORS
Pursuant to our bylaws, our directors are elected at each annual meeting of stockholders and serve until their successors are elected and qualified at the next annual meeting of stockholders, or until their prior death, resignation, retirement, disqualification or other removal.
Our Board of Directors currently consists of eight directors. Our Board of Directors has nominated the eight persons listed in the table below for election as directors with terms expiring at the 2024 Annual Meeting of Stockholders. Accordingly, our stockholders may not vote their shares for a greater number of persons than the nominees named below. Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election as directors of the eight nominees, each to hold office until the 2024 Annual Meeting of Stockholders and until his or her successor is elected and qualified. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES.
All of our directors bring to our Board of Directors executive leadership experience from their service as executives and/or directors of our Company and/or other entities. The biography of each of the nominees below contains information regarding the person’s business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes and skills that caused the Nominating and Corporate Governance Committee and our Board of Directors to determine that the person should serve as a director, given our business and structure.
Name	Age	Position(s) with Onconova Therapeutics, Inc.	Served as Director From
James J. Marino	73	Chairman of the Board of Directors	2015
Steven M. Fruchtman	72	Director, President and Chief Executive Officer	2019
Peter Atadja	63	Director	2022
Trafford Clarke	65	Director	2022
Jerome E. Groopman	71	Director	2013
Viren Mehta	73	Director	2004
M. Teresa Shoemaker	62	Director	2020
Jack E. Stover	70	Director	2016

James J. Marino.   Mr. Marino has served as Chairman of the Board of Directors since August 2020 and as a member of our Board of Directors since July 2015. Prior to July 2015, Mr. Marino was a Partner at the global law firm of Dechert LLP for 28 years, where he served as Managing Partner of the Princeton Office. Mr. Marino served as the outside counsel for the Company from its inception through and including its initial public offering. On March 8, 2017, Mr. Marino was appointed to the Board of Directors and as chairperson of the compensation committee of Celldex Therapeutics, Inc. Previously, he served on the Board of Directors of Pharmacopeia Drug Discovery, Inc. from 2000 to 2006. He has worked in advisory capacities and on the boards of multiple non-profit organizations. He was a co-founder of BioNJ, a trade association of biotechnology companies based in New Jersey, and served as its counsel. He is currently a Life Trustee of Wake Forest University. Mr. Marino received his B.A., J.D. and MBA from Rutgers University.
Our Board of Directors believes that Mr. Marino’s perspective and experience advising the Company and numerous other leading life science companies in connection with financings, acquisitions and strategic alliances, provide him with the qualifications and skills to serve as a director.
Steven M. Fruchtman, M.D.   Dr. Fruchtman was appointed as a member of our Board of Directors and as our Chief Executive Officer on January 15, 2019. He was appointed President in June 2018 and continues to serve as President. Dr. Fruchtman served as our Chief Medical Officer and Senior Vice President, Research and Development from January 2015 to November 2018. Dr. Fruchtman is a board certified hematologist with extensive industry experience in clinical research for myelodysplastic syndromes, hematologic malignancies and solid tumors.
From June 2014 to January 2015, Dr. Fruchtman was a hematology oncology drug development consultant. From September 2013 to June 2014, Dr. Fruchtman served as Chief Medical Officer at Syndax Pharmaceuticals, Inc., a biopharmaceutical company. From July 2011 to July 2013, Dr. Fruchtman was the Chief Medical Officer and Senior Vice President of Research and Regulatory Affairs at Spectrum Pharmaceuticals, a biopharmaceutical company (“Spectrum”). From February 2011 to June 2011, he was Vice President of Research at Spectrum. From February 2009 to January 2011, Dr. Fruchtman was Vice President, Clinical Research at Allos Therapeutics, Inc., a biopharmaceutical company. Prior to this, Dr. Fruchtman held senior positions at Novartis and Ortho Biotech Products. Dr. Fruchtman was on the faculty of the Mount Sinai School of Medicine and was the Director of the Stem Cell Transplantation and Myeloproliferative Disorder Programs at Mount Sinai Hospital in New York City. Dr. Fruchtman received his medical degree from New York Medical College and his B.A. from Cornell University. He is currently a board member of the Bone Marrow & Cancer Foundation.
Our Board of Directors believes Dr. Fruchtman’s perspective and experience as our Chief Medical Officer, President and Chief Executive Officer, as well as his depth of experience in the healthcare industry and his educational background, provide him with the qualifications and skills to serve as a director.
Peter Atadja, Ph.D.   Dr. Atadja was appointed to serve as a member of our Board of Directors in December 2022. Since March 2022, Dr Atadja has been Chief Scientific Officer of CommBio Therapeutics Co., Ltd. From January 2021 until March 2022. Dr. Atadja served as Co-Founder and Chief Scientific Officer of K36 Therapeutics, Inc. Prior to joining K36 Therapeutics, Inc., he held scientific and drug discovery roles of increasing responsibility at Novartis AG from August 1997 until January 2021. Dr. Atadja has a Ph.D. in molecular oncology from University of Calgary, a Master of Science in pharmaceutical and medicinal chemistry from Hebrew University, and a Bachelor of Pharmacy in medicinal chemistry from Kumasi University of Science and Technology, in Kumasi, Ghana.
Our Board of Directors believes that Dr. Atadja’s experience holding senior leadership positions in the pharmaceutical industry and his specific skills in drug discovery and development, provide him with the qualifications and skills to serve as a director.
Trafford Clarke, Ph.D.   Dr. Clarke was appointed to serve as a member of our Board of Directors in December 2022. Dr. Clarke held roles of increasing responsibility in drug development and management at Eli Lilly for 31 years from 1986 until May 2017. Most recently, he served as a Managing Director and UK Research and Development Site Head. While at Eli Lilly, he served as a board member for Eli Lilly and Company Ltd. UK and on the Innovation Board of the Association of the British Pharmaceutical Industry. Dr. Clarke has a Ph.D. in organic chemistry from Imperial College, London and a Bachelor of Science in organic chemistry from University of Liverpool.

Our Board of Directors believes that Dr. Clarke’s experience holding senior leadership positions in the pharmaceutical industry and his specific skills, developing and managing organizations in the pharmaceutical industry, provide him with the qualifications and skills to serve as a director.
Jerome E. Groopman, M.D.   Dr. Groopman has served as a member of our Board of Directors since July 2013. Dr. Groopman has served as the Dina and Raphael Recanati Professor of Medicine at Harvard Medical School since January 1992. He has also served as Attending Hematologist/Oncologist at Beth Israel Deaconess Medical Center since July 1996. Dr. Groopman received an M.D. from Columbia University College of Physicians and Surgeons, and a B.A. in Political Philosophy from Columbia College.
Our Board of Directors believes Dr. Groopman’s perspective and experience in the healthcare industry, as well as his educational background, provide him with the qualifications and skills to serve as a director.
Viren Mehta.   Dr. Mehta has served as a member of our Board of Directors since February 2004. Dr. Mehta has been a managing member of Mehta Partners since 1997. Mehta Partners provides strategic advisory services to the biotechnology and pharmaceutical companies worldwide. Prior to founding Mehta Partners, Dr. Mehta co-founded Mehta and Isaly in 1989, and prior to that was a part of the strategic planning team of the International Division at Merck & Co. Dr. Mehta earned a Doctor of Pharmacy at the University of Southern California, and an M.B.A. from the Anderson School of Business at the University of California, Los Angeles. His board affiliations include Yisheng Biopharma, Project Hope and the Venice Family Clinic.
Our Board of Directors believes Dr. Mehta’s perspective and experience in the life sciences industry as a biopharma fund manager, fund consultant and a strategic advisor to senior managers in the biopharma industry, as well as his educational background, provide him with the qualifications and skills to serve as a director.
M. Teresa Shoemaker.   Ms. Shoemaker has served as a member of our Board of Directors since April 2020. Ms. Shoemaker served as the President and CEO of Medexus Pharmaceuticals, Inc. (“Medexus”) from October 2018 to May 2020. Prior to joining Medexus, she served as President and CEO and board member of Medac Pharma, Inc. from its inception in June 2012 until its acquisition by Medexus in October 2018. Ms. Shoemaker implemented Medac’s commercial strategy in support of a commercial product for the treatment of rheumatoid arthritis. Previously, Ms. Shoemaker served as Principal and Co-Founder of BioPharm Strategic Solutions from 2010 to 2012. From October 2009 to July 2010, she served as Vice President of Sales at InterMune, Inc. From 2002 to 2008, Ms. Shoemaker served as National Sales Director and then Sr. Director US Commercial Operations for Pharmion Corporation (“Pharmion”). In 2008, when Celgene Corporation acquired Pharmion, Ms. Shoemaker remained as Executive Director of Strategic Commercial Operations working as part of the executive transition team until 2009. Ms. Shoemaker began her career at DuPont Pharmaceuticals, which was acquired by Bristol Myers Squibb in 2000, where she held a number of sales and marketing leadership positions. Ms. Shoemaker holds B.S. degrees in Communication Science and Psychology from Missouri State University, and a M.S. degree in Communication Science and Disorders from University of Central Missouri.
Our Board of Directors believes that Ms. Shoemaker’s experience holding senior leadership positions in the life sciences industry and her specific skills, developing and managing commercial organizations in the life sciences industry, provide her with the qualifications and skills to serve as a director.
Jack E. Stover.   Mr. Stover has served as a member of our Board of Directors since May 2016. Since March 2021, Mr. Stover has been Chief Executive Officer of NorthView Acquisition Corp. From June 2022 until November 2022 when he resigned Mr. Stover was director and Chairman of the Audit Committee of PharmaCyte Biotech, a Nasdaq company. From December 2015 until June 2016, Mr. Stover served as Interim President and CEO of Interpace Diagnostics Group, Inc. (“Interpace”) and, since August 2005, served on the Board of Directors of Interpace and was chairman of Interpace’s audit committee from August 2005 until December 2015. In June 2016 until December 2020, Mr. Stover was President, CEO and Director of Interpace, which in 2019 changed its name to Interpace Biosciences, Inc. From June 2016 to December 2016, Mr. Stover was chairman of the audit committee and a member of the Board of Directors of Viatar CTC Solutions, Inc. From 2004 to 2008, he served as Chief Executive Officer, President and Director of Antares Pharma, Inc., a publicly held specialty pharmaceutical company then listed on the American Stock Exchange and subsequently Nasdaq. In addition to other relevant experience, Mr. Stover was also formerly a partner with PricewaterhouseCoopers (then Coopers and Lybrand), working in the bioscience industry division in New Jersey. Mr. Stover received his B.A. in Accounting from Lehigh University and is a Certified Public Accountant.
Our Board of Directors believes that Mr. Stover’s experience holding senior leadership positions in the life sciences industry, his specific experience and skills in the areas of general operations, and financial operations and administration, and his extensive experience in accounting and as an audit committee member and chair of various public companies in the life sciences industry, provide him with the qualifications and skills to serve as a director.

Executive Officers
The following table sets forth certain information regarding our executive officers who are not also directors.
Name	Age	Position(s) with Onconova Therapeutics, Inc.
Mark P. Guerin	54	Chief Financial Officer
Mark S. Gelder, M.D.	66	Chief Medical Officer
Mark P. Guerin.   Mr. Guerin has served as our Chief Operating Officer and Chief Financial Officer since June 10, 2022. From September 1, 2016 to June 10, 2022, he was our Chief Financial Officer. Previously, he served as Vice President — Financial Planning & Accounting, and Chief Accounting Officer since May 2014, and as Vice President — Financial Planning & Accounting from September 2013 to May 2014. He has also served as our principal financial officer since February 12, 2016. Between January 2012 and September 2013, Mr. Guerin was self-employed as a financial and accounting consultant. For more than six years, through December 2011, Mr. Guerin was employed by CardioKine, Inc. and served as Chief Financial Officer from mid-2009 through December 2011. Mr. Guerin received his B.A. in Accounting from DeSales University.
Mark S. Gelder, M.D.   Dr. Gelder served as our Chief Medical Officer from June 2021 to April 3, 2023. Dr. Gelder passed away on April 3, 2023. Prior to joining us, Dr. Gelder was employed by Elevar Therapeutics, Inc. as Chief Medical Officer from December 2020 to June 2021 and as Vice President, Head of Medical Affairs from May 2020 to December 2020. From June 2018 to May 2020, Dr. Gelder was Head of America’s and AsiaPac Oncology Medical Directors Team and Executive Medical Director, Strategy and Planning, Oncology at Covance Inc. Dr. Gelder was employed by Pierian Biosciences, Inc., as Chief Medical Officer from September 2016 to October 2017, as Executive Vice President, Head of Research & Development from April 2016 to September 2016 and as Senior Vice President, Head of Clinical Development from January 2016 to April 2016. He was Chief Medical Officer (consultant) for Accelovance, Inc from September 2015 to January 2016. He was Vice President, Clinical Development for Inovio Therapeutics, Inc from January 2015 to September 2015. He was Senior Vice President & Chief Medical Officer for Heron Therapeutics, Inc. (formerly AP Pharma) from December 2012 to January 2015. From 2003 to 2012, Dr Gelder held senior medical affairs, clinical development and strategic planning positions at Pfizer, Wyeth Research, Bayer HealthCare Pharmaceuticals and GE Healthcare.
Dr. Gelder received his B.S. from Colgate University and his MD from the University of Virginia School of Medicine. Following graduation from medical school Dr. Gelder completed residencies in Internal Medicine and OB/GYN as well as a Fellowship in Gynecologic Oncology. Following completion of his fellowship, Dr. Gelder practiced as a Gynecologic Oncologist at the University of Florida College of Medicine where he became the Director of the Division of Gynecologic Oncology. Following this, Dr. Gelder entered private practice where he joined a large oncology multi-specialty group. In 2003, Dr. Gelder transitioned from clinical practice to industry.
Director Compensation
The following table summarizes compensation paid to our non-employee directors in fiscal 2022.
Name	Fees Earned or Paid in Cash ($)	Stock Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Peter Atadja	2,167	61,435	—	63,602
Trafford Clarke	1,875	61,435	—	63,310
Jerome E. Groopman, M.D.	44,000	72,009	—	116,009
James J. Marino	82,500	72,009	—	154,509
Viren Mehta	59,167	72,009	—	131,176
M. Teresa Shoemaker	59,000	72,009	—	131,009
Jack E. Stover	67,500	72,009	—	139,509

(1)
The amounts shown represent the aggregate grant date fair value related to the grant of 66,468 non-qualified stock options to each of our non-employee directors as of August 18, 2022, calculated in accordance with FASB ASC Topic 718. These stock options vest on the first anniversary of the grant and expire ten years after the grant date and are subject to the director’s continued service. The amounts shown for Dr. Atadja and Dr. Clarke, who were appointed to the Board on December 15, 2022, represent the aggregate grant date fair value related to an initial grant of 100,000 non-qualified stock options to each, calculated in accordance with FASB ASC Topic 718. These stock options vest in 3 installments on the anniversary of the grant date: 33% on the first anniversary, 33% on the second anniversary and 34% on the third anniversary and expire ten years after the grant date and are subject to the director’s continued service. Additional information concerning our financial reporting of stock appreciation rights is presented in Note 10 to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2022.

(2)
As of December 31, 2022, the aggregate number of outstanding stock option awards held by each non-employee director was: Dr Atadja — 100,000; Dr. Clarke — 100,000; Dr. Groopman — 80,283; Mr. Marino — 80,267; Dr. Mehta — 80,266; Ms. Shoemaker — 79,468; and Mr. Stover — 80,262. As of December 31, 2022, the aggregate number of stock appreciation rights held by each non-employee director was: Dr. Groopman — 8,333; Mr. Marino — 8,333; Dr. Mehta — 8,333; Ms. Shoemaker — 8,333; and Mr. Stover — 8,333.

In June 2013, our Board of Directors approved a non-employee director compensation policy, which became effective for all non-employee directors in July 2013. In June 2018, the Board of Directors revised the policy to change the retainer amounts and the number of options members of our Board of Directors would receive, based on a benchmarking study comparing our director compensation to a group of comparable peer companies. In accordance with this policy, each non-employee director receives an annual base retainer of $40,000. In addition, our non-employee directors receive the following cash compensation for board services, as applicable:
•
the chairman of our Board of Directors receives an additional annual retainer of $30,000;

•
each member of our audit, compensation and nominating and corporate governance committees receives an additional retainer of $7,500, $5,000 and $4,000, respectively; and

•
each chairperson of our audit, compensation and nominating and corporate governance committees receives an additional annual retainer of $15,000, $10,000 and $8,000, respectively, in addition to the retainer received for service as a member of such committee.

All amounts are paid in quarterly installments.
All of our directors are eligible to receive initial and additional discretionary awards under our 2021 Incentive Compensation Plan, subject to the annual limit set forth in such plan.
We reimburse each non-employee director for out-of-pocket expenses incurred in connection with attending our Board of Directors and committee meetings. Compensation for our directors, including cash and equity compensation, is determined, and remains subject to adjustment, by our Board of Directors.
Corporate Governance Board Composition
Our Board of Directors currently consists of eight members. Our Board of Directors has undertaken a review of the independence of our directors and has determined that all directors, except Steven M. Fruchtman, M.D., are independent within the meaning of Section 5605(a)(2) of the NASDAQ Stock Market listing rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Tenth Amended and Restated Certificate of Incorporation, as amended, provides that our Board of Directors will consist of not less than three nor more than 11 directors, as such number of directors may from time to time be fixed by our Board of Directors. Each director shall be elected to the Board of Directors to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified.

Board Leadership Structure and Role in Risk Oversight
Our Board of Directors recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. We believe that, at present, separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing our chairman to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors.
While our bylaws do not require that our chairman and chief executive officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including but not limited to risks relating to limited cash resources, need to raise additional funds, product candidate development, technological uncertainty, dependence on collaborative partners and other third parties, uncertainty regarding patents and proprietary rights, comprehensive government regulations, having no commercial manufacturing experience, marketing or sales capability or experience and dependence on key personnel. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board of Directors periodically consults with management regarding the Company’s risks.
Our Board of Directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily through the audit committee of our Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks.
Board Committees
Our Board of Directors has established three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. The current members of our audit committee are James J. Marino, Viren Mehta and Jack E. Stover, with Jack E. Stover serving as chairperson. The current members of our compensation committee are M. Teresa Shoemaker, James J. Marino, Trafford Clarke and Jack E. Stover with M. Teresa Shoemaker serving as chairperson. The current members of our nominating and corporate governance committee are Peter Atadja, M. Teresa Shoemaker, Viren Mehta and Jerome E. Groopman, M.D., with Peter Atadja serving as chairperson.
Our Board of Directors has determined that James J. Marino, Viren Mehta and Jack E. Stover meet the additional test for independence for audit committee members imposed by Securities and Exchange Commission (“SEC”) regulations and Section 5605(c)(2)(A) of the NASDAQ Stock Market listing rules and that M. Teresa Shoemaker, James J. Marino, Trafford Clarke and Jack E. Stover meet the additional test for independence for compensation committee members imposed by Section 5605(d)(2)(A) of the NASDAQ Stock Market listing rules.
Audit Committee
The primary purpose of our audit committee is to assist the Board of Directors in the oversight of the integrity of our accounting and financial reporting process, the audits of our consolidated financial statements, and our compliance with legal and regulatory requirements. Our audit committee met four times during fiscal year 2022. The functions of our audit committee include, among other things:
•
hiring the independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and monitoring its independence and performance;

•
reviewing and approving the planned scope of the annual audit and the results of the annual audit;

•
pre-approving all audit services and permissible non-audit services provided by our independent registered public accounting firm;

•
reviewing the significant accounting and reporting principles to understand their impact on our consolidated financial statements;

•
reviewing our internal financial, operating and accounting controls with management, our independent registered public accounting firm and our internal audit provider;

•
reviewing with management and our independent registered public accounting firm, as appropriate, our financial reports, earnings announcements and our compliance with legal and regulatory requirements;

•
periodically reviewing and discussing with management the effectiveness and adequacy of our system of internal controls;

•
in consultation with management and the independent auditors, reviewing the integrity of our financial reporting process and adequacy of disclosure controls;

•
reviewing potential conflicts of interest under and violations of our code of conduct;

•
establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;

•
reviewing and approving related-party transactions; and

•
reviewing and evaluating, at least annually, our audit committee’s charter.

With respect to reviewing and approving related-party transactions, our audit committee reviews related- party transactions for potential conflicts of interests or other improprieties. Under SEC rules, as a smaller reporting company, related-party transactions are those transactions to which we are or may be a party in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, excluding, among other things, compensation arrangements with respect to employment and Board of Directors membership. Our audit committee could approve a related-party transaction if it determines that the transaction is in our best interests. Our directors are required to disclose to this committee or the full Board of Directors any potential conflict of interest, or personal interest in a transaction that our Board of Directors is considering. Our executive officers are required to disclose any related-party transaction to the audit committee. We also poll our directors on an annual basis with respect to related-party transactions and their service as an officer or director of other entities. Any director involved in a related-party transaction that is being reviewed or approved must recuse himself or herself from participation in any related deliberation or decision. Whenever possible, the transaction should be approved in advance and if not approved in advance, must be submitted for ratification as promptly as practical.
The financial literacy requirements of the SEC require that each member of our audit committee be able to read and understand fundamental financial statements. In addition, at least one member of our audit committee must qualify as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act and have financial sophistication in accordance with the NASDAQ Stock Market listing rules. Our Board of Directors has determined that Jack E. Stover qualifies as an audit committee financial expert.
Both our independent registered public accounting firm and management periodically will meet privately with our audit committee.
The Board of Directors has adopted a charter for the audit committee, which is available in the corporate governance section of our website at http://www.onconova.com.
Compensation Committee
The primary purpose of our compensation committee is to assist our Board of Directors in exercising its responsibilities relating to compensation of our executive officers and employees and to administer our equity compensation and other benefit plans. In carrying out these responsibilities, this committee reviews all components of executive officer and employee compensation for consistency with its compensation philosophy, as in effect from time to time. Our compensation committee met seven times during fiscal 2022.
The functions of our compensation committee include, among other things:
•
designing and implementing competitive compensation, retention and severance policies to attract and retain key personnel;

•
reviewing and formulating policy and determining the compensation of our Chief Executive Officer, our other executive officers and employees;

•
reviewing and recommending to our Board of Directors the compensation of our non-employee directors;

•
reviewing and evaluating our compensation risk policies and procedures;

•
administering our equity incentive plans and granting equity awards to our employees, consultants and administering our performance bonus plans and granting bonus opportunities to our employees, consultants and non-employee directors under these plans;

•
if required from time to time, preparing the analysis or reports on executive officer compensation required to be included in our annual proxy statement;

•
engaging compensation consultants or other advisors it deems appropriate to assist with its duties; and

•
reviewing and evaluating, at least annually, our compensation committee’s charter.

The Board of Directors has adopted a charter for the compensation committee, which is available in the corporate governance section of our website at http://www.onconova.com.
The compensation committee has utilized Radford (“Radford”), an Aon Hewitt company, as its executive compensation consultant. Radford reports directly to the compensation committee. The compensation committee may replace Radford or hire additional consultants at any time. Upon request by the compensation committee or its chair, a representative of Radford attends meetings of the compensation committee and is available to discuss compensation issues in between meetings.
In connection with its work for the compensation committee, Radford provided various executive compensation services to the compensation committee pursuant to a written consulting agreement. Generally, these services included advising the compensation committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to performance.
The compensation committee retains sole authority to hire any compensation consultant, approve such consultant’s compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement. We assessed the independence of Radford pursuant to SEC rules and determined that no known conflict of interest existed that would prevent Radford from serving as an independent consultant to the compensation committee.
The compensation committee has reviewed our compensation policies and practices for all employees, including our named executive officers, as they relate to risk management practices and risk-taking incentives, and has determined that there are no risks arising from these policies and practices that are reasonably likely to have a material adverse effect on us.
Nominating and Corporate Governance Committee
The primary purpose of our nominating and corporate governance committee is to assist our Board of Directors in promoting the best interest of our company and our stockholders through the implementation of sound corporate governance principles and practices. Our nominating and corporate governance committee met three times during fiscal 2022. The functions of our nominating and corporate governance committee include, among other things:

•
identifying, reviewing and evaluating candidates to serve on our Board of Directors;

•
determining the minimum qualifications for service on our Board of Directors;

•
developing and recommending to our Board of Directors an annual self-evaluation process for our Board of Directors and overseeing the annual self-evaluation process;

•
developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our Board of Directors any changes to such principles; and

•
periodically reviewing and evaluating our nominating and corporate governance committee’s charter.

The Board of Directors has adopted a charter for the nominating and corporate governance committee, which is available in the corporate governance section of our website at http://www.onconova.com.
Code of Conduct for Employees, Executive Officers and Directors
We have adopted a code of conduct applicable to all of our employees, executive officers and directors. The code of conduct is available in the corporate governance section of our website at http://www.onconova.com.
The audit committee of our Board of Directors is responsible for overseeing the code of conduct and must approve any waivers of the code of conduct for employees, executive officers or directors.
Meetings of the Board of Directors
The Board of Directors held nine meetings during fiscal 2022. During fiscal 2022, each director attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors and the committees on which such director served.
Directors are encouraged, but not required, to attend the annual meeting of stockholders. One of our directors attended the 2022 Annual Meeting of Stockholders.
Director Nomination Process
The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to members of our Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and the Board of Directors.
In determining whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, our nominating and corporate governance committee considers the composition of the Board of Directors with respect to depth of experience, balance of professional interests, required expertise and other factors. The nominating and corporate governance committee considers the value of diversity when recommending candidates. The committee views diversity broadly to include diversity of experience, skills and viewpoint. The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board of Directors believe that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfil its responsibilities.
Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates. The nominating and corporate governance committee will evaluate stockholder-recommended candidates by following the same process and applying the same criteria as it follows for candidates submitted by others.
Stockholders may directly nominate a person for election to our Board of Directors by complying with the procedures set forth in Section 2.2(A) of our bylaws, and with the rules and regulations of the SEC. Under our bylaws, only persons nominated in accordance with the procedures set forth in the bylaws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a stockholder at the time you give the Board of Directors notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In addition, the stockholder must have given timely notice in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to the Secretary at our principal executive offices not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year’s annual meeting of stockholders (provided, however, that in the event that the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, notice by the stockholder must be delivered no earlier than the 120th day prior to the annual meeting and no later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by us).
Your notice must set forth (i) the name, age, business address and, if known, residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of stock of the Company directly or indirectly, owned beneficially or of record by the nominee, (iv) a description of all arrangements or understandings between you and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by you, and (v) all other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case, pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Nominations for director must be accompanied by the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.
Board Diversity
We believe it is important that our Board is composed of individuals reflecting the diversity represented by our employees, our clients, and our communities. Below, we provide disclosure regarding the self-reported diversity of our Board as of the dates below as required by the listing standards of the NASDAQ Capital Market.
Board Diversity Matrix (as of June 6, 2023)
Total Number of Directors	8
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identify
Directors	1	7	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	2

Board Diversity Matrix (as of May 25, 2022)
Total Number of Directors	6
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identify
Directors	1	5	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1
Stockholder Communications with the Board of Directors
You can contact our Board of Directors to provide comments, to report concerns, or to ask a question, at the following address.
President
Onconova Therapeutics, Inc.
12 Penns Trail Newtown, PA 18940 United States
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier or other interested party.
Communications are distributed to our Board of Directors, or to any individual directors, as appropriate, depending on the facts and circumstances outlined in the communication.
PROPOSAL TWO
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to the proxy rules under the Exchange Act and as required by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are presenting to our stockholders with a non-binding, advisory vote to approve the compensation of our named executive officers as described in this proxy statement (sometimes referred to as “say-on-pay”).
Accordingly, the following resolution is being presented by our Board of Directors at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
Our executive compensation program is designed to attract, motivate and retain our executive officers, who are critical to our success. As described in the “Executive Compensation” section in this proxy statement, our executive compensation program contains elements of cash and equity-based compensation.
Our Board of Directors and our compensation committee believe that our compensation programs directly and substantially link rewards to measurable corporate performance and are designed to align the interests of our named executive officers with those of our stockholders and to reward our named executive officers for the achievement of our near-term and longer-term financial and strategic goals. The process for determining compensation packages requires that our Board of Directors and our compensation committee use judgment and experience to determine the optimal components and amounts of compensation for each named executive officer.
We strongly encourage our stockholders to review this proxy statement, and in particular the information contained in the “Executive Compensation” section, including the compensation tables and narrative discussion, for a more detailed discussion of our compensation philosophy, objectives and programs.
The say-on-pay vote gives you as a stockholder the opportunity to express your views regarding the compensation of our named executive officers by voting to approve or not approve such compensation as described in this proxy statement. This vote is advisory and will not be binding upon our Board of Directors or our compensation committee. However, our Board of Directors and our compensation committee value the opinion of our stockholders and took into account the outcome of the vote when considering executive compensation arrangements during the year. For instance, our Board of Directors took into consideration the results of the vote on this proposal at the 2022 Annual Meeting of Stockholders and engaged our stockholders following the outcome of the annual vote. In addition, our stockholders approved the amendment and restatement of the Onconova Therapeutics, Inc. 2021 Incentive Compensation Plan at the 2022 Annual Meeting of Stockholders, which allowed the Company to increase the number of shares available to make grants of equity-based awards to our key employees and non- employee directors in 2022. We will continue to take into account the outcome of the advisory vote and engage with our stockholders when considering future executive compensation arrangements. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
Our Board of Directors has determined that, based on the vote results of the “say-on-frequency” proposal at the 2020 Annual Meeting of Stockholders, we will hold an advisory vote on executive compensation every year, until our Board of Directors otherwise determines a different frequency for such votes. The next say-on-pay vote will occur at our 2024 Annual Meeting of Stockholders.
Vote Required; Recommendation of the Board of Directors
The affirmative vote of a majority of the votes cast by stockholders present, in person or by proxy, and entitled to vote at the Annual Meeting, will be required to approve the advisory resolution on executive compensation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE FOLLOWING RESOLUTION:
“RESOLVED, THAT THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION TABLES AND NARRATIVE DISCUSSION, IS HEREBY APPROVED.”

PROPOSAL THREE
RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023
Our Board of Directors, acting upon the recommendation of the audit committee, has selected Ernst & Young LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2023. Ernst & Young LLP has audited our consolidated financial statements since fiscal 2012.
Although stockholder approval of the selection of Ernst & Young LLP is not required by law, our Board of Directors and the audit committee believe it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the audit committee may reconsider its selection of Ernst & Young LLP. Additionally, we are considering various actions to reduce our operating expenses. Even if this proposal is approved, the audit committee may reconsider its selection of Ernst & Young LLP as part of our expense reduction efforts.
We expect representatives of Ernst & Young LLP to attend the annual meeting, to be available to respond to appropriate questions from stockholders, and to have the opportunity to make a statement if so desired.
Fees of Independent Registered Public Accounting Firm
The following table summarizes the fees of Ernst & Young LLP (Philadelphia, PA, PCAOB ID: 42), our independent registered public accounting firm, billed to us for each of the last two fiscal years.
Fee Category	Fiscal 2022	Fiscal 2021
Audit Fees(1)	$272,500	$345,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
Total Fees	$272,500	$345,000

(1)
Audit fees consist of fees for the audits of fiscal 2022 and 2021 and quarterly reviews of our consolidated financial statements and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our consolidated financial statements and which are not reported under “Audit Fees.”

(3)
Tax fees for fiscal 2022 and fiscal 2021 include fees for tax advice, tax return preparation assistance and review.

Pre-Approval Policies and Procedures
Our audit committee’s policy is that all audit services and all non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by the audit committee. The audit committee’s approval procedures include the review and approval of engagement letters from our independent registered public accounting firm that document the fees for all audit services and non-audit services, primarily tax advice and tax return preparation and review.
All audit services and all non-audit services in fiscal 2022 were pre-approved by our audit committee. Our audit committee has determined that the provision of the non-audit services for which these fees were rendered is compatible with maintaining the independent auditor’s independence.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

REPORT OF AUDIT COMMITTEE
The Audit Committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022 and discussed them with the Company’s management and the Company’s independent registered public accounting firm.
The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.
The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the Company’s independent registered public accounting firm their independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
By the Audit Committee of the Board of Directors of Onconova Therapeutics, Inc.
Jack E. Stover, Chairperson
James J. Marino
Viren Mehta

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of common stock as of March 31, 2023 by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (b) each of our named executive officers identified on page 21 of this Proxy Statement under the heading, “2022 Summary Compensation Table,”, (c) each of our directors, and (d) all of our executive officers and directors as a group.
The percentage of common stock outstanding is based on 20,969,559 shares of common stock outstanding on March 31, 2023. For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of common stock subject to warrants and options that are currently exercisable or exercisable within sixty days of March 31, 2023 to be outstanding and to be beneficially owned by the person holding the warrants and options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of common stock beneficially owned by him, her or it, subject to community property laws, where applicable. Except as otherwise noted below, the street address of each beneficial owner is c/o Onconova Therapeutics, Inc., 12 Penns Trail, Newtown, PA 18940.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or greater stockholders:
None.
Directors, Director Nominees and Named Executive Officers:
James J. Marino(1)	45,133	*
Steven M. Fruchtman, M.D.(2)	348,485	1.6%
Peter Atadja	—	*
Trafford Clarke	—	*
Jerome E. Groopman, M.D.(3)	14,482	*
Viren Mehta(4)	47,187	*
Jack E. Stover(5)	14,004	*
M. Teresa Shoemaker(6)	16,383	*
Mark S. Gelder, M.D.(7)	86,986	*
Mark P. Guerin(8)	147,057	*
All current executive officers, directors and director nominees as a group (10 persons)(9)	719,717	3.3%

*
Represents a beneficial ownership of less than one percent of our outstanding common stock.

(1)
Includes 23,799 shares of common stock issuable upon the exercise of warrants and options that are currently exercisable or exercisable within sixty days of the record date.

(2)
Includes 137,107 RSUs and 170,901 shares of common stock issuable upon the exercise of warrants and options that are currently exercisable or exercisable within sixty days of the record date.

(3)
Includes 13,815 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of the record date.

(4)
Includes (i) 4 shares of common stock held by Mehta Partners, LLC, (ii) 4 shares of common stock held by Viram Foundation and (iii) 30,465 shares of common stock issuable upon the exercise of warrants and options that are currently exercisable or exercisable within sixty days of the record date. Dr. Mehta, as managing member, has voting and dispositive power with regard to the shares held by Mehta Partners, LLC. Dr. Mehta, as trustee has voting and dispositive power with regard to the shares held by Viram Foundation.

(5)
Includes 13,794 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of the record date.

(6)
Includes 13,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of the record date.

(7)
Includes 20,967 RSUs and 55,532 shares of common stock issuable upon the exercise of warrants and options that are currently exercisable or exercisable within sixty days of the record date.

(8)
Includes 65,800 RSUs and 63,066 shares of common stock issuable upon the exercise of warrants and options that are currently exercisable or exercisable within sixty days of the record date.

(9)
Includes 223,874 RSUs and 384,372 shares of common stock issuable upon the exercise of warrants and options that are currently exercisable or exercisable within sixty days of the record date.

Delinquent Section 16(a) Reports
Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, our executive officers, directors and beneficial owners of more than ten percent of our common stock are required to file with the SEC reports of holdings of and transactions in our securities. Copies of such reports are required to be furnished to us. Based solely on a review of the copies of such reports furnished to us, or written representations that no other reports were required, we believe that all required reports were filed in fiscal 2022 in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review and Approval of Related Person Transactions
The audit committee of our Board of Directors is charged with the responsibility of reviewing and approving all related person transactions (as defined in SEC regulations), and periodically reassessing any related person transaction that we enter to ensure continued appropriateness. This responsibility is set forth in our audit committee charter. A related party transaction will only be approved if the audit committee determines that the transaction is in the best interests of the Company. If a director is involved in the transaction, he or she will recuse himself or herself from all decisions regarding the transaction.
There were no related person transactions (as defined in SEC regulations) during 2022.

EXECUTIVE COMPENSATION
Overview of Executive Compensation
The compensation committee of our Board of Directors is responsible for overseeing the compensation of all of our executive officers. In this capacity, our compensation committee annually reviews and approves the compensation of our chief executive officer and other executive officers, including such goals and objectives relevant to the executive officers’ compensation that the committee, in its discretion, determines are appropriate, evaluates their performance in light of those goals and objectives, and sets their compensation based on this evaluation.
2022 Summary Compensation Table
The following table sets forth information for the fiscal years ended December 31, 2022 and 2021 concerning compensation of our principal executive officer and the two most highly compensated executive officers during 2022. We refer to these three executive officers as our “named executive officers.”
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Steven M. Fruchtman, M.D.	2022	630,000	251,769	116,407	302,516	26,090	1,326,782
President and Chief Executive Officer	2021	600,000	279,750	1,261,685	509,079	23,699	2,674,213
Mark P. Guerin	2022	452,000	144,383	59,619	155,813	32,884	844,699
Chief Operating Officer and Chief Financial Officer	2021	400,000	149,200	528,430	192,688	29,202	1,299,520
Mark S. Gelder, M.D.	2022	425,000	131,741	31,850	81,589	7,458	677,638
Chief Medical Officer

(1)
Represents discretionary annual bonus amounts earned in the year reported herein.

(2)
The amounts shown for 2022 represent the aggregate grant date fair value related to the grant of restricted stock units (“RSUs”) to our named executive officers in fiscal 2022. The amounts shown for 2021 represent the aggregate grant date fair value related to the grant of performance stock units (“PSUs”) and RSUs to our named executive officers in fiscal 2021. Aggregate grant date fair value is calculated in accordance with FASB ASC Topic 718 (excluding the effect of any estimate of future forfeitures). Additional information concerning our financial reporting of PSUs is presented in Note 10 to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2022. See the “Outstanding Equity Awards at Fiscal Year-End — 2022” table below for additional details regarding the RSUs that were granted to our named executive officers in fiscal 2022.

(3)
The amounts shown for 2022 represent the aggregate grant date fair value related to the grant of non-qualified stock options to our named executive officers in fiscal 2022. The amounts shown for 2021 represent the aggregate grant date fair value related to the grant of stock appreciation rights and non-qualified stock options to our named executive officers in fiscal 2021. Aggregate grant date fair value is calculated in accordance with FASB ASC Topic 718 (excluding the effect of any estimate of future forfeitures). Additional information concerning our financial reporting of stock appreciation rights and stock options is presented in Note 10 to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2022. See the “Outstanding Equity Awards at Fiscal Year-End — 2022” table below for additional details regarding the non-qualified stock options that were granted to our named executive officers in fiscal 2022.

(4)
Includes amounts paid for insurance premiums on behalf of the named executive officer and matching funds paid pursuant to our 401(k) Plan.

Employment Agreements
We have entered into employment agreements with each of our named executive officers, and the compensation of our named executive officers is determined, in large part, by the terms of those employment agreements. Following are descriptions of the material terms of each named executive officer’s employment agreement.
Steven M. Fruchtman, M.D.
We entered into an employment agreement with Dr. Fruchtman on June 19, 2018, which supersedes any prior employment agreements. The employment agreement continues indefinitely, unless terminated in accordance with the terms of the agreement. On March 18, 2021, we entered into an amendment to the Original Agreement (the “Amendment”).
The employment agreement provides for an initial base salary of $510,000, subject to adjustment upon annual review, and subject to the compensation committee’s sole discretion, an annual bonus, based on the performance of Dr. Fruchtman and the Company, of up to 50% of such base salary. The bonus may be paid in the form of cash, stock options, shares of our common stock, or a combination thereof, at our compensation committee’s discretion.
Dr. Fruchtman is entitled to participate in all of our employee benefit plans and programs that are made generally available from time to time to our executive officers and is entitled to vacation benefits. Dr. Fruchtman’s employment agreement contains non-solicitation, non-competition, confidentiality and inventions assignment provisions that, among other things, prevent him from competing with us during the term of his employment and for a specified time thereafter. The Company will reimburse Dr. Fruchtman for reasonable expenses including certain commuting costs to the Company’s offices.
If Dr. Fruchtman’s employment is terminated due to his death, disability, by us for “cause” or by Dr. Fruchtman without “good reason” during the term of his employment agreement, we will pay to Dr. Fruchtman or his spouse or estate the balance of his accrued and unpaid salary, unreimbursed expenses, and unused accrued vacation time through the termination date.
If Dr. Fruchtman’s employment is terminated by us without “cause” or by Dr. Fruchtman for “good reason,” other than during a change in control protection period, Dr. Fruchtman will be entitled to receive severance equal to the sum of his current base salary and target bonus for the fiscal year during which his employment ceases. If the termination is during a change in control protection period, Dr. Fruchtman will be entitled to receive severance equal to the sum of his current base salary and target bonus for the fiscal year during which his employment ceases. A change in control protection period is the twelve months following a change in control. The Company will also reimburse Dr. Fruchtman for a portion of his medical insurance costs and all of Dr. Fruchtman’s stock options that are unvested as of the date of such termination would fully vest as of the date of termination. Any severance payments or benefits provided to Dr. Fruchtman are subject to execution by Dr. Fruchtman of a release of claims.
The Amendment removed Section 4(d) of the employment agreement, under which if Dr. Fruchtman would voluntarily resign from employment within three months following the Company’s appointment of a new Chief Executive Officer (other than Dr. Fruchtman) and upon not less than 30 days’ notice, Dr. Fruchtman would be entitled to receive seven months of his current base salary, and any outstanding unvested options to purchase shares of Company common stock would become fully vested as of the date of termination.
In addition, under the Amendment, if Dr. Fruchtman’s employment is terminated by the Company without “cause” or by Dr. Fruchtman for “good reason,” other than during the 12-month period following a change in control of the Company, Dr. Fruchtman will be entitled to receive twelve months of his current base salary and target bonus. If the termination is during the 12-month period following a change in control of the Company, Dr. Fruchtman will be entitled to receive the sum of one and one-half times of (i) his current base salary and (ii) target bonus. The Company will also reimburse Dr. Fruchtman for the employer’s portion of his medical insurance costs under COBRA for twelve months if Dr. Fruchtman’s termination occurs other than during the 12-month period following a change in control of the Company or for 18 months if Dr. Fruchtman’s termination occurs during the 12 month-period following a change in control of the Company. In addition, all of Dr. Fruchtman’s stock options that are unvested as of the date of such termination will fully vest as of the date of termination. Under the Amendment, in order to receive the forgoing severance benefits, Dr. Fruchtman must sign a release and waiver of claims and such release becomes effective and irrevocable within 60 days of Dr. Fruchtman’s cessation of employment and Dr. Fruchtman’s continued compliance with certain restrictive covenants in the Agreement. To the extent any of the above severance payments are subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and Dr. Fruchtman is classified as a “specified employee,” as defined in Section 409A, any such payments will not be paid during the six-month period immediately following such termination.
The Amendment also includes a provision on whistleblower protection and trade secrets.
Mark P. Guerin
We entered into an employment agreement with Mr. Guerin on July 1, 2015, which supersedes any prior employment agreements. The employment agreement continues indefinitely, unless terminated in accordance with the terms of the agreement. On June 10, 2022, we entered into an amendment to the Original Agreement in connection with Mr. Guerin’s promotion to Chief Operating Officer and Chief Financial Officer (the “Amendment”).
The employment agreement, as amended, provides for an initial base salary of $475,000, subject to adjustment upon annual review by our board of directors, and subject to the compensation committee’s sole discretion, an annual bonus, based on the performance of Mr. Guerin and the Company, of up to 25% of such base salary. The bonus may be paid in the form of cash, stock options, shares of Common Stock, or a combination thereof, at our compensation committee’s discretion.
Mr. Guerin is entitled to participate in all of our employee benefit plans and programs that are made generally available from time to time to our executive officers and is entitled to vacation benefits. Mr. Guerin’s employment agreement contains non-solicitation, non-competition, confidentiality and inventions assignment provisions that, among other things, prevent him from competing with us during the term of his employment and for a specified time thereafter.
If Mr. Guerin’s employment is terminated due to his death, disability, by us for “cause” or by Mr. Guerin without “good reason” during the term of his employment agreement, we will pay to Mr. Guerin or his spouse or estate the balance of his accrued and unpaid salary, unreimbursed expenses, and unused accrued vacation time through the termination date.
If Mr. Guerin’s employment is terminated by us without “cause” or by Mr. Guerin for “good reason,” other than during a change in control protection period, Mr. Guerin will be entitled to receive severance equal to nine-twelfths of the sum of his current base salary and target bonus for the fiscal year during which his employment ceases. If the termination is during a change in control protection period, Mr. Guerin will be entitled to receive severance equal to the sum of his current base salary and target bonus for the fiscal year during which his employment ceases. A change in control protection period is the twelve months following a change in control. The Company will also reimburse Mr. Guerin for a portion of his medical insurance costs and all of Mr. Guerin’s incentive stock options that are unvested as of the date of such termination would fully vest as of the date of termination. Under the Amendment, in order to receive the forgoing severance benefits, Mr. Guerin must sign a release and waiver of claims and such release becomes effective and irrevocable within 60 days of Mr. Guerin’s cessation of employment and Mr. Guerin’s continued compliance with certain restrictive covenants in the Agreement.
The Amendment adds a provision on whistleblower protection and trade secrets.
Mark S. Gelder, M.D.
We entered into an employment agreement with Dr. Gelder on June 14, 2021, which superseded any prior employment agreements. The employment agreement was terminated on April 3, 2023 due to Dr. Gelder’s death. In accordance with the terms of the employment agreement, as a result of Dr. Gelder’s death, we paid the balance of his accrued and unpaid salary, unreimbursed expenses, and unused accrued vacation time through the termination date to his estate.

PAY VERSUS PERFORMANCE
Introduction
The following is a disclosure pursuant to the SEC’s new pay versus performance (“PVP”) rules. The PVP rules create a new definition of pay, referred to as Compensation Actually Paid (“CAP”), which is compared to certain performance measures as defined by the SEC.
Summary Compensation Table Versus Compensation Actually Paid
The Summary Compensation Table (“SCT”) discloses a mix of compensation earned during the year, e.g., base salary and annual cash incentive, and the full grant date fair value of equity awards granted during the year. The new CAP definition of pay adjusts compensation reported for a particular year to reflect an annualized value of compensation by removing the values mandated by the SCT for equity awards granted during the year and instead including the value of equity awards vesting during the year and the potential change in value of unvested equity awards granted in prior years. It is important to note that the executive did not actually earn or receive the amount defined as CAP in the applicable year.
Pay Versus Performance Table
The following table summarizes the SCT compensation and CAP for our principal executive officer (“PEO”) and the average for our non-PEO NEOs for 2021 and 2022. In accordance with the PVP rules, the table also includes certain prescribed performance related measures.
	Summary Compensation Table Total Compensation for PEO ($)	Average Summary Compensation Table Total Compensation for Non-PEO NEOs ($)	Compensation Actually Paid to PEO ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)	GAAP Net Loss ($)
Fiscal Year
2022(1)	1,326,782	761,169	1,143,688	750,769	9.36	(18,964,000)
2021(2)	2,674,213	1,196,406	1,227,645	994,136	36.17	(16,163,000)

(1)
Non-PEO NEOs for 2022 are Mark P. Guerin and Mark S. Gelder.

(2)
Non-PEO NEOs for 2021 are Mark P. Guerin and Abraham N. Oler.

The following table provides additional information on how CAP for each reporting year was determined, starting with SCT compensation, and applying each of the required adjustments, as applicable, in accordance with the PVP rules.
	Summary Compensation Table Total Compensation ($)	Value of Equity Awards Deducted from SCT ($)	Fair Value of Equity Awards Compensation Granted in Current Year ($)(1)	Year-Over-Year Change in Fair Value of Unvested Equity Awards ($)(2)	Year-Over-Year Change in Fair Value of Equity Awards that Vested During the Year ($)(3)	Compensation Actually Paid ($)
PEO
2022	1,326,782	418,923	375,187	(122,993)	(16,365)	1,143,688
2021	2,674,213	1,770,764	344,222	(18,303)	(1,723)	1,227,645
Average Non-PEO NEOs
2022	761,169	82,218	127,741	(51,566)	(4,357)	750,769
2021	1,196,406	321,199	126,043	(6,282)	(832)	994,136

(1)
These amounts represent the fair value as of the indicated fiscal year-end of the outstanding and unvested equity awards granted during such fiscal year, calculated in accordance with the methodology used for financial reporting purposes. The fair value differs from the value in the SCT because for purposes of CAP the fair value for equity awards granted in the current year is determined as of the last day of the applicable year. Fair values in the SCT are determined as of the grant date.
(2)
These amounts represent the change in fair value during the indicated fiscal year of each equity award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on an estimate of the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(3)
These amounts represent the change in fair value, measured from the prior fiscal year-end to the vesting date, of each equity award that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes.

Analysis of Information Presented in the Pay versus Performance Table
The Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the PVP table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with CAP (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following narrative disclosure regarding the relationships between information presented in the PVP table.
Relationship between CAP and TSR
During fiscal 2021 and 2022, compensation actually paid to our PEO decreased from $1,227,645 in fiscal 2021 to $1,143,688 in fiscal 2022. Average compensation actually paid to our Non-PEO NEOs decreased from $994,136 in fiscal 2021 to $750,769 in fiscal 2022. Over the same period, the value of an investment of $100 in our common stock on the last trading day of 2020 decreased by $63.83 to $36.17 during fiscal 2021, and further decreased by $26.81 to $9.36 during fiscal 2022, for a total decrease over fiscal 2021 and 2022 of $90.64.
Relationship between CAP and Net Loss (GAAP)
During fiscal 2021 and 2022, compensation actually paid to our PEO decreased from $1,227,645 in fiscal 2021 to $1,143,688 in fiscal 2022. Average compensation actually paid to our Non-PEO NEOs decreased from $994,136 in fiscal 2021 to $750,769 in fiscal 2022. Over the same period, our net loss decreased by $8,994,000 during fiscal 2021 (from a net loss in fiscal 2020 of $25,157,000 to a net loss in fiscal 2021 of $16,163,000), and increased by $2,801,000 during fiscal 2022 (from a net loss in fiscal 2021 of $16,163,000 to a net loss in fiscal 2022 of $18,964,000).
Stock Option and Other Compensation Plans
We maintain the Onconova Therapeutics, Inc. 2021 Incentive Compensation Plan, as amended and restated in 2022 (the “2021 Plan”) for the purpose of attracting key employees, directors and consultants, inducing them to remain with us and encouraging them to increase their efforts to make our business more successful. The 2021 Plan provides for awards of stock options, stock appreciation rights, restricted stock, RSUs and other equity-based awards.

The following table contains certain information regarding equity awards held by the named executive officers as of December 31, 2022:
Outstanding Equity Awards at 2022 Fiscal Year-End
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Award: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Fruchtman	53	—	9,832.50	1/12/2025
	15	—	5,580.00	4/20/2025
	17	—	3,330.00	9/25/2025
	13	—	1,462.50	1/26/2026
	41	—	1,462.50	1/26/2026
	111	—	729.00	9/1/2026
	33	—	596.25	12/15/2026
	117	—	607.50	1/17/2027
	193	—	337.50	1/3/2028
	1,777	—	103.50	7/26/2028
	13,333	—	4.65	12/20/2029
	68,328(2)	16,592		7/9/2030
	28,768(2)	18,298		2/17/2031
	50,220(1)	62,780	5.19	8/2/2031
	—(1)	191,880	1.82	2/7/2032
					25,134(3)	16,229
					63,960(3)	41,298
							47,065(4)	30,592

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Award: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Guerin	13	—	64,822.50	10/4/2023
	2	—	30,330.00	12/20/2023
	5	—	14,175.00	3/31/2024
	5	—	14,175.00	3/31/2024
	11	—	8,955.00	12/18/2024
	6	—	5,220.00	4/16/2025
	7	—	3,330.00	9/25/2025
	5	—	1,462.50	1/26/2026
	15	—	1,462.50	1/26/2026
	44	—	729.00	9/1/2026
	22	—	729.00	9/1/2026
	24	—	596.25	12/15/2026
	86	—	607.50	1/17/2027
	137	—	337.50	1/3/2028
	1,710	—	103.50	7/26/2028
	4,333	—	4.65	12/20/2029
	29,129(2)	7,071		7/9/2030
	12,268(2)	7,798		2/17/2031
	18,998(1)	23,752	5.19	8/2/2031
	—(1)	62,100	1.82	2/7/2032
	—(1)	50,250	1.33	6/10/2032
					9,500(3)	6,134
					20,700(3)	13,366
					16,500(3)	10,654
							20,065(4)	13,042
Gelder	7,496(1)	12,504	7.56	6/14/2031
	18,585(1)	23,240	5.19	8/2/2031
	—(1)	51,750	1.82	2/7/2032
					9,300(3)	6,005
					17,500(3)	11,300

(1)
Shares vest over three years, one-third on the first anniversary of the date of grant and thereafter in 24 equal monthly installments over the following two years.

(2)
These are cash-settled stock appreciation rights that vest over three years, one-third on the first anniversary of the date of grant and thereafter in 24 equal monthly installments over the following two years.

(3)
These are RSUs that vest over three years from the date of grant: 33% on the first anniversary; 33% on the second anniversary; and 34% on the third anniversary.

(4)
These are PSUs that will be earned and vested upon the Company’s attainment of certain performance goals, subject to the executive’s continued employment with the Company through each vesting date, as follows: (i) 20% of PSUs will vest upon the attainment of a new clinical program for the Company for an in-licensed compound, (ii) 20% of PSUs will vest upon obtaining the recommended phase 2 dose for a Company compound, (iii) 20% of PSUs will vest upon the first patient being enrolled in the ON 123300 (narazaciclib) expansion cohort, (iv) 20% of PSUs will vest upon the first patient enrolled in a registrational study and (v) 20% of the PSUs will vest upon attainment of registrational study topline data. Each of the goals must be attained prior to their expiration date. For the goals referenced in (i), (ii) and (iii), the expiration date is December 31, 2022, and none of these goals were attained. The expiration date for the goal referenced in (iv) is December 31, 2025, and the expiration date for the goal referenced in (v) is June 30, 2028. The PSUs, if earned and vested, will be settled in cash and are in all cases subject to the terms and conditions of the Company form of Performance Stock Unit Award Agreement. Pursuant to the terms of the PSU awards, the maximum cash amount payable to each officer with respect to each vested PSU subject to the officer’s PSU award cannot exceed maximum price per share of $38.10, subject to adjustment in accordance with the terms of the Performance Stock Unit Award Agreement. If a performance goal is not achieved on or before its corresponding expiration date, then all of the PSUs subject to such performance goal will be automatically forfeited as of such date.

Potential Payments Upon Termination of Employment or Change in Control
As discussed under the caption “— Employment Agreements” above, we have agreements with our named executive officers pursuant to which they will receive severance payments upon certain termination events. The information below describes certain compensation that would be available under our existing plans and arrangements if (i) the named executive officer was terminated as of December 31, 2022 or if a Change in Control, as defined in the applicable employment agreement or plan, occurred on December 31, 2022 and the named executive officer’s employment had been subsequently terminated on the same date.
Acceleration of Equity Awards in connection with a Change in Control
Pursuant to the terms of each named executive officer’s option agreements reflecting options granted under the 2018 Omnibus Incentive Compensation Plan, as previously amended (the “2018 Plan”), applicable award agreements reflecting options and RSUs granted under the 2021 Plan and the applicable award agreement reflecting cash-settled stock appreciation rights and cash-settled PSUs, in the event of a “Change in Control” in which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation) and the awards are assumed by, or replaced with awards with comparable terms by, the surviving corporation (or parent or subsidiary of the surviving corporation) and the named executive officer’s employment or service is terminated without “Cause” or the named executive officer terminates his employment for “Good Reason” (as such terms are defined in the applicable award agreement), all such awards shall fully vest and, if applicable, become exercisable, upon termination of employment or service. In the event that the surviving corporation (or a parent or subsidiary of the surviving corporation) does not assume or replace the awards with grants that have comparable terms, and named executive officer is employed by, or providing services to, the Company and its subsidiaries on the date of the Change in Control, all awards granted pursuant to such award agreements shall fully vest and, if applicable, become exercisable.
Termination Other than for Cause, Death or Disability; Resignation for Good Reason
The outstanding options, RSUs and stock appreciation rights held by our named executive officers will vest and, if applicable, become exercisable in the event that the named executive officer’s employment or service is terminated without “Cause”, or the named executive officer terminates his employment for “Good Reason” (as such terms are defined in the applicable award agreement).

Equity Compensation Plan Information
The following table summarizes the total number of outstanding awards and shares available for other future issuances of options under all of our equity compensation plans as of December 31, 2022. All of the outstanding awards listed below were granted under our 2013 Equity Compensation Plan and 2018 Plan and 2021 Plan.
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under the Equity Compensation Plan (Excluding Shares in First Column)
Equity compensation plans approved by stockholders	1,397,763	$7.15	1,711,127
Equity compensation plans not approved by stockholders	—	—	—

OTHER MATTERS
Other Business
As of the date of this Proxy Statement, our Board of Directors knows of no business to be presented at the Annual Meeting other than as set forth herein. If other matters properly come before the Meeting, the persons named as proxies will vote on such matters in their discretion.
Stockholder Proposals for 2024 Annual Meeting of Stockholders
In order for a stockholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for the 2024 Annual Meeting of Stockholders, the written proposal must be received at our principal executive offices on or before January 26, 2024. The proposal should be addressed to Secretary, Onconova Therapeutics, Inc., 12 Penns Trail, Newtown PA 18940. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
In accordance with Section 2.2 of our bylaws, a stockholder who wishes to present a proposal for consideration at the 2024 Annual Meeting of Stockholders must deliver a notice of the matter the stockholder wishes to present to our principal executive offices in Newtown, PA, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of the Annual Meeting. Accordingly, any notice given by or on behalf of a stockholder pursuant to these provisions of our bylaws (and not pursuant to Rule 14a-8 of the SEC) must be received no earlier than March 23, 2024 and no later than April 22, 2024 (except that in the event that the date of the 2024 Annual Meeting of Stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the meeting of stockholders, a stockholder’s notice must be so received no earlier than the 120th day prior to the 2024 Annual Meeting of Stockholders and not later than the close of business on the later of (A) the 90th day prior to the 2024 Annual Meeting of Stockholders or (B) the tenth day following the day on which public disclosure of the date of the 2024 Annual Meeting of Stockholders was made).
The notice should include a brief description of the business desired to be brought before the 2024 Annual Meeting of Stockholders, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and any other information concerning such matter that must be disclosed in proxy solicitations pursuant to Regulation 14A under the Exchange Act, as if the matter had been proposed, or intended to be proposed, by the Board of Directors. As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the notice should include the information required by Section 2.2(A)(3)(c) of our bylaws.
Annual Report
Our 2022 Annual Report on Form 10-K is concurrently being mailed to stockholders. The Annual Report contains our consolidated financial statements and the report thereon of Ernst & Young LLP, independent registered public accounting firm. Stockholders may obtain an additional copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2022, without charge, by writing to Onconova Therapeutics, Inc., 12 Penns Trail, Newtown, PA 18940.
Householding of Annual Meeting Materials
Certain banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement and our Annual Report on Form 10-K may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or Annual Report on Form 10-K for other stockholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written or oral request to our Secretary at Onconova Therapeutics, Inc., 12 Penns Trail, Newtown, PA 18940, or via telephone to our Corporate Secretary at 267-759-3680, we will promptly provide separate copies of our Annual Report on Form 10-K and/or this Proxy Statement. Stockholders sharing an address who are receiving multiple copies of this Proxy Statement and/or Annual Report on Form 10-K and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.
BY ORDER OF THE BOARD OF DIRECTORS
Dated: June 6, 2023	/s/ Steven M. Fruchtman, M.D. Steven M. Fruchtman, M.D. President and Chief Executive Officer
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

SCAN TOVIEW MATERIALS & VOTEONCONOVA THERAPEUTICS, INC. 12 PENNS TRAILNEWTOWN, PA 18940VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on July 20, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/ONTX2023You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on July 20, 2023. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V18864-P95167KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS
VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYONCONOVA THERAPEUTICS, INC.The Board of Directors recommends you vote FOR the election of all director nominees.For Withhold All AllFor All ExceptTo withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.1. Election of DirectorsNominees:01) James J. Marino02) Steven M. Fruchtman03) Peter Atadja04) Trafford Clarke! ! ! 05) Jerome E. Groopman06) Viren Mehta07) M. Teresa Shoemaker08) Jack E. StoverThe Board of Directors recommends you vote FOR Proposals 2 and 3. For Against Abstain2. To approve, on an advisory basis, the compensation of our named executive officers. ! ! !3. Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. ! ! !NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Proxy Statement and Form 10-K are available at www.proxyvote.com.V18865-P95167ONCONOVA THERAPEUTICS, INC.Annual Meeting of Stockholders Friday, July 21, 2023 9:00 AM EDTThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Mark Guerin and Steven M. Fruchtman, M.D., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ONCONOVA THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on Friday, July 21, 2023, via a live webcast at www.virtualshareholdermeeting.com/ONTX2023, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side